                           REVISED SCHEDULE 14C

                                      (Rule 14c-101)

 INFORMATION REQUIRED IN INFORMATION STATEMENT

                     SCHEDULE 14C INFORMATION

           Information Statement Pursuant to Section 14(c)

                of the Securities Exchange Act of 1934

                        (Amendment No. 0)

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement

                     REGAL ONE CORPORATION

_______________________________________________

               (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which

               transaction applies:

          (2) Aggregate number of securities to which

               transaction applies:

          (3) Per unit price or other underlying value of

               transaction computed pursuant to Exchange Act Rule

               0-11 (set forth the amount on which the filing fee

               is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by

Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this

Information Statement was June 27, 2002. The mailing address for purposes of communicating with the Company is 11300 Olympic

Boulevard, Suite 800, Los Angeles, California 90064.

     (b) This Information Statement will be mailed to security

holders on or after July 30, 2002.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

     Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

     This issuance is exempt as to state registration under

section 517.061 of the Florida Statutes and there are no

dissenter's rights associated with this issuance.

     14A Item 4. Persons Making the Solicitation

     Inapplicable to Information Statement

     14A Item 5. Interest of Certain Persons in Matters to Be

Acted Upon

     Inapplicable to Information Statement

     14A Item 6. Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote

or have voted in this matter are: after conversion of the Series

B shares at 100:1, 22,188,015, of which 17,500,000 voted in favor of the proposal.

     (b) The record date for security holders voting on this

proposal was June 27, 2002.

     (c)-(e) Inapplicable

     14A Item 10. Compensation Plans

     On May 9, 1995 the Company filed an S-8 Registration

Statement (Registration No. 33-92316) with the Securities and

Exchange Commission, which registered for public trading

3,000,000 shares of common stock potentially issuable under the

Company's Stock Option Plan. This Stock Option Plan was created to provide incentives to those individuals who serve or have served the Company as employees, officers, directors or

consultants. Under the Plan, the Board of Directors is

authorized to grant options to the individuals, in its

discretion, that have contributed or will contribute to the well being of the Company, and to fix the price at which these options may be exercised and the length of time between the granting of the options and their exercise by the individual recipients.

Generally, the purchase price selected by the Board is the market price of the stock on the day that the options are granted, so that the options are of value only if the Company's stock

appreciates in value.

     The Board granted options to a number of individuals

identified in the 14C filing lodged with the SEC on December 7,

1995. All of the options granted had exercise prices equal to the market price on the date of the grant. If the options that were granted are not exercised within their approved time

periods, they will then revert to the Company and may be reissued to other individuals. Of the 3,000,000 options granted, 675,698 have been exercised as of the date of this filing. The

expiration date on the remainder of those original options would be July 1, 2002, pursuant to information set forth in the

December 7, 1995 14C filing, and the amendment to that Plan filed on April 2, 1998, and the further amendments filed February 17,

1999 and April 8, 2002. The company has determined that an extension of the July 1, 2002 exercise date is in order and would be beneficial to the company, and that the exercise price for these options, at

$0.8125 per share is still at or near the market price.

     The proposal approved by a majority of the shares eligible to vote was the granting of an extension of the time in which to exercise the options to September 1, 2002, for those individuals or entities that have as yet not exercised their rights. The

recipients are as set forth on the list below:

      List of Participants in the 2002 Extension of the

    1995 Employee and Consultant's Incentive Benefit Plan

Recipient Options

Nili Shamrat                      12,000

John B. Lowy                    15,000

David L. Kagel                  25,000

Charles Wesley Stevens  30,000

Michael S. Williams          25,000

Robert F. Hammerstien   45,000

Neal R. Bruckman            45,000

Stephen F. Burg               20,000

Lanny R. Lang                  25,000

CJ Newman                2,081,302

     TOTAL 2,323,302

SB Item 201(d), Release 33-8048 Information:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders	2,323,302	$0.8125	None
Equity compensation plans not approved by security holders	None	None	None
Total	2,323,302	$0.8125	None

     If you have any questions or would like a copy of the 1995

Stock Option Plan or the Company's filings with the SEC, please contact the Company at 11300 West Olympic Boulevard, Suite 800,

Los Angeles, California 90064, and copies of the information will be provided at your request, at no additional charge to you.

     Under the Plan provisions as acted upon by the directors of the Company, none of the options available to have been issued were issued to any officers, directors, or nominees to be

directors or officers, and specifically to any named executives under Item 402(a)(3) or Regulation S-B.

     The exercise price, per share, is $0.8125 for all of the

options indicated above, and the individuals have until September 1,

2002, in which to exercise all or a portion of the options

granted to them. Upon exercise of the above options by all of the optionees, the Company would receive a total of $1,887,682.88.

Exercise by any amount less than all of the options granted to all of the optionees would result in a lower payment to the Company.

     C.J. Newman was originally granted approximately 83% of the available options in consideration of his services as a business and financial consultant to the Company. Mr. Newman analyzed and identified target companies for purposes of a merger, negotiated rearrangement of the Company's financial affairs with existing creditors in preparation for the merger, aided the Company in disposing of its remaining assets following the merger, and

continues to provide advice to the Company through to the present date.

     At the date of the grant of this extension, the value of the options (or extension of the options) granted to all of the above recipients was zero since the grant included an exercise price equal to the market price on the date of the grant. As of the date of this Information Statement, the market price is approximately equal to the exercise price of these options, and they therefore have yet to develop significant value. Any common stock resulting from an exercise of option rights under this plan will not be "qualified"

options under Section 401(a) of the Internal Revenue Code, and therefore,

the recipients of the resulting stock will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferrable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, these individuals will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt, less any sums paid to exercise the options, since there will be no

restrictions on them and no substantial risk of forfeiture. Any sums recognized as income to the optionees will be similarly deductible to the Company as compensation paid to that individual during the taxable year in which the recipient recognizes income.

     Items 7, 9, 11, 12, through 20, and 22 of the 14A proxy

statement are inapplicable to this information statement.

     This proposal was voted on by 17,500,000 voting common

shares, after allowance for conversion of the Series B Preferred

Shares (representing common votes of 20,896,500 shares) and

1,325,067 Common Shares, with favorable votes being received of

17,500,000, for a cumulative vote of 79.2% of the shares entitled to vote. A vote of greater than 50.01% was sufficient to adopt the proposal.

Item 2. Statement That Proxies Are Not Solicited

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or Opposition to Matters

to be Acted Upon.

     There are no officers or directors who have an interest in the proposal and no officers or directors were granted any

options under the Plan as approved by the Board of Directors.

All options initially registered have been granted, and no

additional share rights remain unissued.

Item 4. Proposals by Security Holders

     No proposals in opposition to this proposal were received by the Company.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of

1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGAL ONE CORPORATION

(Registrant)

/s/ Richard Babbitt                     July 11, 2002

Richard Babbitt

President, Secretary, Treasurer & Director

By: /s/ Dr, Malcolm R. Currie     July 11, 2002

Dr. Malcolm R. Currie

Chairman and Director